Exhibit 10.2

SECOND AMENDMENT TO THIRD AMENDED

AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”) is entered into on May 11, 2009, between CytRx Corporation, a Delaware corporation (“Employer”), and Steven A. Kriegsman (“Employee”), in order to amend that certain Third Amended and Restated Employment Agreement, made as of May 17, 2005 (the “Agreement”), between Employer and Employee, as follows:

1. Term of Agreement. The term “Expiration Date” set forth in Section 5 of the as amended, May 17, 2008, shall mean December 31, 2012.

2. No Other Change. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

EMPLOYER:		EMPLOYEE:

CytRx Corporation

By:	/s/ Max Link	/s/ Steven A. Kriegsman
	Max Link, Ph.D.	Steven A. Kriegsman
Chairman of the Board